COLLABORATIVE INVESTMENT SERIES TRUST 485BPOS

Exhibit  99.(e)(ix)

SECOND AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This second amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of April 30, 2019 by and between Collaborative Investment Series Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of September, 2020 (the “Effective Date”).

WHEREAS, the Trust and Foreside (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of three Funds; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto reflecting the addition of three new Funds: Trend Aggregation Conservative ETF, Drawbridge Dynamic Allocation ETF and Rareview Dynamic Fixed Income ETF.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

COLLABORATIVE INVESTMENT			FORESIDE FUND SERVICES, LLC
SERIES TRUST

By:	/s/ Gregory Skidmore	By:	/s/ Mark Fairbanks
	Gregory Skidmore, President		Mark A. Fairbanks, Vice President

EXHIBIT A

Funds

Tactical Income ETF

Trend Aggregation US ETF

Trend Aggregation ESG ETF

Trend Aggregation Managed Futures Strategy ETF

Trend Aggregation Dividend Stock ETF

Trend Aggregation Aggressive Growth ETF

Trend Aggregation Conservative ETF

Drawbridge Dynamic Allocation ETF

Rareview Dynamic Fixed Income ETF